Exhibit 10.2

AMENDMENT TO MANAGEMENT CONSULTING AGREEMENT

This AMENDMENT, dated October 28, 2016, to the MANAGEMENT CONSULTING AGREEMENT dated October 28, 2013 (the “Original Agreement”) between Market Development Consulting Group, Inc. d/b/a MDC Group (“Consultant”), a Wisconsin corporation with mailing address c/o Fredrick G. Lautz Esq. Quarles & Brady, 411 East Wisconsin Avenue Suite 2040, Milwaukee, Wisconsin 53202, and Synthesis Energy Systems, Inc., (“Company”), a Delaware corporation with principal executive offices located at Three Riverway, Suite 300, Houston, Texas, 77056.

WHEREAS, Consultant provides management consulting services to the Company; and

WHEREAS, the Company wishes to extend the engagement of Consultant to provide such services to the Company on the terms and conditions set forth in the Original Agreement as amended herein.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.                  Original Agreement. All terms and conditions of the Original Agreement remain in effect unless specifically referenced herein.

2.                  Amendments

(a)                Section 3 of the Original Agreement shall be amended and restated as follows:

“3. Term and Termination. This Agreement shall become effective as of the date written above, and shall remain in effect until the close of business on November 1, 2017 (“Expiration Date”). Thereafter, this Agreement automatically shall renew for successive one-year terms, unless either party provides the other with at least thirty (30) days advance written notice of non-renewal. Upon any such termination, expiration or non-renewal of this Agreement, the parties hereto shall have no further duty or obligations hereunder; provided that Company shall remain obligated to defend and indemnify Consultant as described in paragraph 1 of this Agreement and to make any payments of monthly retainer fees and reimbursable expenses pursuant to paragraph 4 and paragraph 5 which remain unpaid as of the effective date of expiration or non-renewal.”

(b)               Section 4 of the Original Agreement shall be amended and restated as follows:

“4. Compensation for Services.

(a)                Consulting Fee. Throughout the term of this Agreement, Company shall pay to Consultant a monthly fee of US $30,000.00. Said monthly fee shall be due and payable by Company in advance on the first (1st) calendar day (or next business day thereafter) of each calendar month (commencing November 1, 2016) throughout the term of the Agreement (the “Payment Date”). Failure by Company to pay the monthly fee on any Payment Date shall entitle Consultant to cease providing services pursuant to this Agreement unless and until said payment (together with any applicable late payment fee or penalty) is tendered in full, in addition to any other rights or remedies Consultant may have under this Agreement, at law or in equity, on account of such late payment. Payment of the monthly fee shall be made on each Payment Date pursuant to this agreement, without further notice or invoice by Federal Funds Wire to Consultant.

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Any payment made more than thirty (30) days after the Payment Date will be subject to an interest charge at the rate of 18% per year from the Payment Date until the date paid or, if less, the maximum legal rate permissible under applicable law.

(b)               Common Stock Warrant. On the date hereof, Company will grant to Consultant a common stock warrant (the “Warrant”) entitling Consultant to purchase up to 400,000 shares of common stock of Company at a price equal to the average closing price over the twenty consecutive trading days immediately preceding execution. The Warrant shall expire on October 30, 2026 and is freely assignable in whole or in part by Consultant.

On each anniversary of this Agreement prior to the Expiration Date, Company shall further grant to the Consultant an additional common stock warrant (“Anniversary Warrant Grant, which together with all previously received warrants under this Agreement shall be known as the “Warrants”), entitling the Consultant to purchase 400,000 shares of Common Stock. The exercise price of each such Anniversary Warrant shall be equal to the average closing price over the twenty consecutive trading days immediately preceding the Anniversary. Each Warrant shall be fully exercisable immediately, shall have a term of ten years, and shall be freely assignable in whole or in part by Consultant.

Concurrent with the issuance of any Anniversary Warrant Grants, the parties shall prepare or cause to be prepared, execute and deliver to each other a mutually acceptable form of Common Stock Warrant Agreement representing Company’s grant of all warrants described in the foregoing. The agreement shall contain customary terms and conditions, including without limitation provisions for cashless exercise.

Company shall have reserved from shares of its common stock held in treasury or from authorized and unissued shares of its common stock, or from a combination of the two, a sufficient number of shares of common stock to support the exercise of the Warrants in full, and prior to delivery of the Warrants, Company shall have taken all steps necessary to assure that such shares, upon issuance in connection with the exercise of the relevant Warrant, will constitute duly authorized, fully-paid, non-assessable, validly issued and outstanding shares of common stock of Company. Company also shall have taken all steps necessary to assure that the shares underlying the Warrants have been approved upon issuance for quotation or listing in the quotation system or on the stock exchange on or through which Company’s common stock is traded. Consultant understands that Company’s common stock presently is quoted on the NASDAQ Global Market. The Warrants shall survive the expiration or termination of this Agreement.

During the term of this Agreement and for so long thereafter during which there remain outstanding any Warrants granted to Consultant under this Agreement or any shares of Company Common Stock acquired through the exercise of any such Warrants which at that time remain subject to resale restrictions on account of having been issued in an unregistered transaction(s), the holder(s) of such Warrant(s) and shares shall have piggyback registration rights with respect to all such outstanding shares and all shares underlying such unexercised Warrants (together the "Outstanding Warrant Shares"). More specifically, if at any time during which any Warrant Shares remain outstanding and are subject to resale restrictions on account of having been issued in an unregistered transaction(s), Company files any registration statement for the issuance, sale and/or resale of any shares of its capital stock of the same class as the such Warrant Shares, then Company shall be obligated to include in such registration statement the resale of all such Warrant Shares by the holder(s) thereof. These piggyback registration rights shall be explicitly provided for in the Common Stock Warrant Agreement(s) described above.

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Consultant’s exercise of any such piggyback registration rights shall be subject to the following conditions and restrictions:

(i)                 If such rights are exercised in connection with an underwritten offering of shares of capital stock of Company, then Company shall not be required to include any Warrant Shares in such underwritten offering unless Consultant accepts the terms of the underwriting as agreed upon between Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of Company's capital stock offering;

(ii)               For the avoidance of doubt, in no event shall Company be required to file a post-effective amendment to any registration statement currently in effect as of the date of this Agreement in order to accommodate Consultant's exercise of the piggyback registration rights granted pursuant to this Section 4 of this Agreement; and

(iii)             The piggyback registration rights described in this Section 4 of this Agreement shall not apply with respect to any Warrant Shares which Consultant may sell pursuant to Rule 144(k) or which Consultant otherwise may sell in compliance with the Securities Act of 1933, as amended, and applicable state securities laws without volume, manner of sale or other limitations or restrictions.

(c)                Performance Bonus. In recognition of the Consultant’s dedication and ongoing performance, the Company agrees to pay to Consultant a $60,000 bonus upon execution of this agreement, and on each annual anniversary of this agreement, in shares of common stock valued at the average closing price over the twenty consecutive trading days immediately preceding the issuance.

3.                  Entire Agreement. This Amendment along with the Original Agreement contain the entire understanding of the parties with respect to the subject matter hereof. The terms of this Amendment and the Original Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Amendment and the Original Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer as of the Effective Date.

Synthesis Energy Systems, Inc.		MDC Group

By:	/s/ De Lome Fair	By:	/s/ David E. Castaneda
	DeLome Fair, President & CEO		David E. Castaneda, President

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